SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Kenneth Napolitano entered into an indemnification agreement dated as of March 12, 2024 in connection with his election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Mr. Napolitano is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, the Board of Directors of the Registrant elected Kenneth Napolitano to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2024 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Mr. Napolitano was also appointed to serve as a member of the Governance and Sustainability Committee.

Mr. Napolitano served as Senior Vice President and President of the Applied Water Systems and Americas Commercial Team of Xylem, Inc. from 2017 until his retirement in 2020, and as Senior Vice President and President of Applied Water Systems at Xylem from 2011 to 2017. Xylem is a global designer, manufacturer and equipment and service provider for water and wastewater applications which spun off from ITT Corporation in 2011. Prior to the spin-off, Mr. Napolitano held several management roles at ITT from 1998 to 2011, including President of Residential and Commercial Water, President of the Industrial Products Group, Vice President of Sales and Service Operations, Americas, General Manager of PumpSmart Control Solutions and Director of Distributor Sales. Mr. Napolitano held several sales and sales management roles at Goulds Pumps, Inc. from 1984 to 1998, which was acquired by ITT in 1997.

Mr. Napolitano will receive a grant of 160 shares of class A common stock under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan, which represents one quarter of the value of the annual grant of class A common stock to non-employee directors, and he will receive a pro-rated amount of the normal annual cash retainer for non-employee directors.

There are no transactions in which Mr. Napolitano has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2024	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Sustainability Officer & Secretary